REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management of
IM Ready-Made, LLC

We have audited the accompanying balance sheets of the IM Licensing Business (a division of IM Ready-Made, LLC) (the “Business”) as of December 31, 2010 and 2009, and the related statements of operations, changes in parent’s equity in unit, and cash flows for each of the years in the two-year period ended December 31, 2010. These financial statements are the responsibility of the management of IM Ready-Made, LLC. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Business is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the IM Licensing Business as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, the accompanying financial statements have been prepared using the assets, liabilities, revenues and expenses related to the historical operations of the Business on a carve-out basis and are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity. Certain expenses represent allocations and estimates of costs from IM Ready-Made, LLC.  Allocations and estimates are based on assumptions that management believes are reasonable under the circumstances.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
December 13, 2011

IM Licensing Business (A Division of IM Ready-Made, LLC)
Balance Sheets

	June 30, 2011	December 31,	December 31,
	(Unaudited)	2010	2009
Assets
Current Assets:
Cash and cash equivalents	$17,000	$45,000	$373,000
Accounts receivable	1,858,000	1,768,000	4,640,000
Prepaid expenses	1,273,000	1,422,000	380,000
Other current assets	15,000	-	-
Total current assets	3,163,000	3,235,000	5,393,000

Property and Equipment:
Leasehold improvements, furniture & equipment	2,743,000	2,743,000	2,667,000
Less: accumulated depreciation	1,443,000	1,302,000	1,019,000
Total property and equipment	1,300,000	1,441,000	1,648,000

Total Assets	$4,463,000	$4,676,000	$7,041,000

Liabilities and Parent's Equity in Unit
Current Liabilities
Accounts payable and accrued expenses	$1,337,000	$1,137,000	$613,000
Advance payable	1,500,000	1,500,000	-
Deferred royalties payments	3,049,000	3,049,000	3,049,000
Total current liabilities	5,886,000	5,686,000	3,662,000

Long-Term Liabilities
Deferred royalties payments, less current portion	4,822,000	6,346,000	6,364,000

Total Liabilities	10,708,000	12,032,000	10,026,000

Parent's Equity in Unit	(6,245,000)	(7,356,000)	(2,985,000)

Total Liabilities and Parent's Equity in Unit	$4,463,000	$4,676,000	$7,041,000

See Accompanying Notes to Financial Statements

IM Licensing Business (A Division of IM Ready-Made, LLC)
Statements of  Operations

	Six Months Ended June 30,		Years Ended December 31,
	2011	2010	2010	2009
	(unaudited)

License & design revenues	$5,789,000	$3,522,000	$9,796,000	$7,639,000

Expenses
Operating & administrative	2,918,000	2,088,000	4,667,000	2,159,000
Depreciation	141,000	140,000	283,000	257,000
Total expenses	3,059,000	2,228,000	4,950,000	2,416,000

Operating income	2,730,000	1,294,000	4,846,000	5,223,000

Interest income	-	4,000	2,000	1,000

Income before income taxes	2,730,000	1,298,000	4,848,000	5,224,000

City income taxes	96,000	62,000	222,000	181,000

Net income	$2,634,000	$1,236,000	$4,626,000	$5,043,000

See Accompanying Notes to Financial Statements

IM Licensing Business (A Division of IM Ready-Made, LLC)
Statements of  Parent's Equity in Unit

Parent's Equity in Unit, January 1, 2009	$1,086,000

Net Income	5,043,000
Less: Member distributions	(9,114,000)

Parent's Equity in Unit, December 31, 2009	$(2,985,000)

Net Income	4,626,000
Less: Member distributions	(8,997,000)

Parent's Equity in Unit, December 31, 2010	$(7,356,000)

Net Income (unaudited)	2,634,000
Less: Member distributions (unaudited)	(1,523,000)

Parent's Equity in Unit, June 30, 2011 (unaudited)	$(6,245,000)

See Accompanying Notes to Financial Statements

IM Licensing Business (A Division of IM Ready-Made, LLC)
Statements of Cash Flows

	Six Months Ended June 30,		Years Ended December 31,
	2011	2010	2010	2009
	(unaudited)

Cash flows from operating activities
Net Income	$2,634,000	$1,236,000	$4,626,000	$5,043,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	141,000	140,000	283,000	257,000
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts Receivable	(90,000)	4,732,000	2,872,000	(416,000)
Prepaid expenses	150,000	(1,092,000)	(1,042,000)	(380,000)
Other current assets	(15,000)	-	-	-
Accounts payable and accrued expenses	199,000	78,000	523,000	(113,000)
Advance payable	-	1,500,000	1,500,000	-
Deferred royalty payments	(1,524,000)	(274,000)	(17,000)	4,913,000
Net cash provided by operating activities	1,495,000	6,320,000	8,745,000	9,304,000

Cash flows provided by investing activities
Purchase of fixed assets	-	(69,000)	(76,000)	(100,000)
Net cash used in investing activities	-	(69,000)	(76,000)	(100,000)

Cash flows used in financing activities
Member distributions	(1,523,000)	(6,519,000)	(8,997,000)	(9,114,000)

Net cash used in financing activities	(1,523,000)	(6,519,000)	(8,997,000)	(9,114,000)

Net increase (decrease) in cash	(28,000)	(268,000)	(328,000)	90,000

Cash, beginning of period	45,000	373,000	373,000	283,000

Cash, end of period	$17,000	$105,000	$45,000	$373,000

See Accompanying Notes to Financial Statements

IM LICENSING BUSINESS (A Division of IM Ready-Made, LLC)
Notes to the Financial Statements

1.	Overview and Basis of Presentation

Overview

On May 19, 2011, Xcel Brands, Inc. (“Xcel”) entered into an Asset Purchase Agreement with IM Ready-Made, LLC (“IM Ready”), and as amended on September 29, 2011, pursuant to which Xcel acquired certain assets and assume certain liabilities of the IM Licensing Business (the “Licensing Business”) of IM Ready. The  Licensing Business is primarily engaged in licensing and managing the Isaac Mizrahi brand.  The Licensing Business was acquired by Xcel on September 29, 2011.

Basis of Presentation

The accompanying financial statements present the historical operations of the Licensing Business on a carve-out basis in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and are derived from the accounting records of IM Ready-Made, LLC (“IM Ready”).

These financial statements have been prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission.  The  Licensing Business is not a separate legal entity, thus the financial statements are not necessarily indicative of the results of operations that would have occurred if the  Licensing Business had been operated as a separate legal entity. IM Ready’s net investment in the Licensing Business (“Parent’s Equity in Unit”) is shown in lieu of stockholders’ equity in the financial statements.

All of the allocations and estimates in the accompanying financial statements are based on assumptions that IM Ready and Xcel management (collectively “management”) believe are reasonable, and reasonably approximate the historical costs that the Licensing Business would have incurred as a separate entity. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Licensing Business had been operated as a separate entity.  The allocation of expenses were made to comply with the guidance provided by Staff Accounting Bulletin Topic 1B1, “Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of another Entity”

The Licensing Business’ operations and cash flows for the years ended December 31, 2010 and 2009  may not be indicative of what they would have been had the Licensing Business been a stand-alone entity, nor are they necessarily indicative of what our operating results and cash flows may be in the future.

2.	Summary of Significant Accounting Policies

Unaudited Interim Financial Information

The interim financial information as of June 30, 2011 and for the six months ended June 30, 2011 and 2010 is unaudited and has been prepared on the same basis as the audited financial statements. In the opinion of management, such unaudited financial information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information. Operating results for the six months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

IM LICENSING BUSINESS (A Division of IM Ready-Made, LLC)
Notes to the Financial Statements

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash

The Licensing Business did not maintain separate bank accounts from IM Ready.  The cash balance and availability to the Licensing Business is based on management’s allocation, and represents a portion of IM Ready’s cash balances.

Accounts Receivable

Accounts receivable are recorded at net realizable values. When necessary, the Licensing Business maintains an allowance for estimated losses resulting from the inability of customers to make required payments.  Receivables are charged off against the reserve when they are deemed uncollectible.  As of June 30, 2011 (unaudited) and December 31, 2010 and 2009, the Licensing Business has not reserved for any uncollectible accounts.

Property and Equipment

Property and equipment are recorded at cost.  Depreciation and amortization are determined using the straight-line method over the estimated useful lives of the assets, generally 5 to 7 years for furniture and fixtures, computer equipment and software.  Leasehold improvements are amortized over the shorter of the economic useful life of the improvement or the lease period. Maintenance and repairs are charged to operations, while betterments and improvements are capitalized.

Impairment of Long-Lived Assets

The  Licensing Business reviews long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. If an impairment indicator is present, the Licensing Business evaluates recoverability by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets. If the assets are impaired, the impairment recognized is measured by the amount by which the carrying amount exceeds the estimated fair value of the assets.

IM LICENSING BUSINESS (A Division of IM Ready-Made, LLC)
Notes to the Financial Statements

Revenue Recognition

The  Licensing Business earns royalty revenues with third parties, commonly referred to as “licenses”.  Royalties are derived from wholesale and/or retail product sales generated by third-party licensees. Revenues earned from license agreements are determined by the greater of (i) the product contracted royalty rates and product sales or (ii) guaranteed minimum royalties, if applicable.  The  Licensing Business recognizes revenues from licensees whose sales exceed contractual minimums when its licenses are sold or sales are reported for these licensed products. For licensees whose sales do not exceed contractual sales minimums, the  Licensing Business recognizes licensing revenues ratably based on contractual minimums.

In addition to royalty revenues, the Licensing Business receives design service fees for services provided to licensees, separate and in addition to royalties.  Design service fees are recorded and recognized in accordance with the terms and conditions of each design fee contract. This includes recording on a straight-line basis each base fee as stated in each design fee service contract, and recognizing additional payments in the period that it applies.

Deferred Revenue Payments

The Licensing Business entered into agreements with third parties providing advance payments to the Licensing Business for future services and future royalties.   Royalties are derived from wholesale and/or retail product sales generated by third-party licensees. The Licensing Business receives royalty payments based on the greater of actual sales multiplied by the stated royalty rate or minimum royalty requirements in accordance with third party agreements.

Rent expense

Rent is charged to operations by amortizing the minimum rent payments over the term of the lease, using the straight-line method.

Income Taxes

IM Ready is a limited liability company, and treated as a partnership for income tax reporting purposes.  The Internal Revenue Code (“IRC”) provides that any income or loss is passed through to the members for federal and state income tax purposes.  Accordingly, neither IM Ready nor its unincorporated Licensing Business division has provided for federal or state income taxes.  IM Ready is subject to New York City unincorporated business taxes.  The Licensing Business has provided for these taxes with an effective tax rate of 4%.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Licensing Business’ financial statements.

IM LICENSING BUSINESS (A Division of IM Ready-Made, LLC)
Notes to the Financial Statements

3.	Property and Equipment

At December 31, 2010 and 2009 and June 30, 2011 (unaudited) property and equipment is comprised of the following:

	June 30, 2011 (unaudited)	2010	2009

Furniture and fixtures	42,000	42,000	42,000
Computer equipment and software	37,000	37,000	30,000
Leasehold improvements	2,664,000	2,664,000	2,595,000
Total	2,743,000	2,743,000	2,667,000
Less accumulated depreciation and amortization,	(1,443,000)	(1,302,000)	(1,019,000)
Net total	$1,300,000	$1,441,000	$1,648,000

Depreciation expense for the Licensing Business was approximately $283,000 and, $257,000 for the years ended December 31, 2010 and 2009 respectively, and approximately $141,000 and $140,000 for the six month periods ending June 30, 2011 and 2010 (unaudited), respectively.

4.	Commitments

The Licensing Business has a non-cancelable operating lease agreement for its office facility. A summary of the lease commitments under the non-cancelable lease for years ending subsequent to December 31, 2010, are approximately as follows:

Year Ending December 31:
2011	$512,000
2012	527,000
2013	543,000
2014	578,000
2015	595,000
Thereafter	306,000
$3,061,000

The lease requires the Licensing Business to pay additional rents by virtue of increases in the base taxes on the property.  Additional rents have not been material.  Rent expense for the Licensing Business was approximately $525,000 and $511,000 for the years ended December 31, 2010 and 2009 respectively, and approximately $272,000 and $265,000 for the six month periods ending June 30, 2011 and 2010 (unaudited), respectively.

As of December 31, 2010, the Licensing Business has no outstanding purchase commitments.

IM LICENSING BUSINESS (A Division of IM Ready-Made, LLC)
Notes to the Financial Statements

Earthbound, LLC – IM Ready Made, LLC Service Agreement
Earthbound, LLC (“Earthbound”) entered into a service agreement with Laugh Club, Inc. (‘Laugh Club”) on November 6, 2001 whereby Laugh Club engaged Earthbound to provide brand management and design services for mass-merchandised retail products for the Isaac Mizrahi Business (the “Earthbound Agreement”).  Isaac Mizrahi, individual, is the controlling member and manager of Laugh Club and IM Ready-Made, LLC.  On September 3, 2002, Laugh Club assigned all of the rights and obligations in the Earthbound Agreement to IM Ready. Earthbound has no common ownership, direct or indirect, with either IM Ready or Laugh Club.  The Earthbound Agreement expires December 31, 2014; however certain beneficial rights extend beyond the expiration date to Earthbound for as long as IM Ready receives revenues procured by Earthbound.

Earthbound, IM Ready-Made, LLC and Xcel have entered into a settlement and termination agreement of the Earthbound Agreement on August 16, 2011 (the “Termination Agreement”), subject to the close of the Asset Purchase Agreement, which occurred on September 29, 2011.  Upon the execution of the Termination Agreement, Earthbound shall receive from IM Ready $600,000 in cash and an additional $1,500,000 payable over the next 5 years from Xcel.  In consideration of this Termination Agreement, Earthbound shall contribute to Xcel certain intellectual property, design and product archives and equipment and cash in exchange for a minority interest of Xcel’s common stock.  Earthbound will have no further obligation to provide services to the surviving entity.

5.	Significant Contracts and Concentration of Revenues

Liz Claiborne
The Licensing Business has a design service agreement with Liz Claiborne, Inc. (“LC”) (the “LC Agreement”).  LC manufactures, promote, markets, designs, and distributes Liz Claiborne products, which includes the use of Isaac Mizrahi’s name as designer.  LC pays to the Licensing Business a base fee plus a bonus fee based on operating performance.  Isaac Mizrahi, the controlling Member of IM Ready-Made, LLC is a party to this agreement.  The Licensing Business commenced services under the LC Agreement January 2008 and was terminated and replaced with a new agreement October 2009 (see Liz Claiborne/QVC discussion below).  The revenue recognized by the Licensing Business was $0 and $6,623,000 for the years ended December 31, 2010 and 2009, respectively.

QVC
The Licensing Business has a licensing and design agreement with QVC, Inc. (“QVC”), a subsidiary of Liberty Interactive, Inc. (LINTA) (the “QVC Agreement”).  QVC promote, markets, designs, and distributes Isaac Mizrahi Live products (or other derivative licensed products) through various means and media.  QVC pays to the Licensing Business a royalty based on the greater, of (i) 10% of retail sales or (ii) guaranteed minimum payments.  Isaac Mizrahi, the controlling Member of IM Ready-Made, LLC is a party to this agreement and is required to make certain minimum media appearances on behalf of QVC.  The QVC Agreement commenced design activity in 2010 and the term expires September 2015.

The revenue recognized by the Licensing Business was $4,492,000 and nil for the years ended December 31, 2010, and 2009, respectively.  For the six months ended June 30, 2011 and 2010 (unaudited), QVC accounted for $3,650,000 and $850,000 of the Licensing Business revenues, respectively.

IM LICENSING BUSINESS (A Division of IM Ready-Made, LLC)
Notes to the Financial Statements

Liz Claiborne/QVC
The Licensing Business has a 3-party arrangement with QVC and LC.  This includes a design service agreement with Liz Claiborne, Inc. (“LC”) (the “LC Agreement 2”) whereby the Licensing Business provides design services to LC and permits the use of Isaac Mizrahi’s name as designer.  The Licensing Business has an agreement with QVC to provide design services for the Liz Claiborne New York line (“LC-Design”).  LC and QVC have entered into a license agreement for the design and distribution of product developed by QVC, LC and Isaac Mizrahi, exclusively to be sold through QVC (“Liz-QVC”).   These agreements shall collectively be referred to as the LC/QVC agreements (“LC/QVC”).  Isaac Mizrahi is a party to each of these agreements.  LC pays to the Licensing Business 25% of the royalty revenue it receives from QVC.  QVC pays to the Licensing Business a base design fee of $1.1 million per annum.  The LC-Design agreement commenced December 2009 and is in effect so as long as the Liz-QVC agreement is in effect.  The LC Agreement 2 agreement commenced December 2009 and runs through July 2013.    The revenues relating to LC/QVC recognized by the Licensing Business was $3,823,000 and $727,000 for the years ended December 31, 2010 and 2009, respectively.  For the six months ended June 30, 2011 and 2010 (unaudited), Liz Claiborne/QVC accounted for $2,124,000 and $1,766,000 of the Licensing Business revenues, respectively.

Concentration

Liz Claiborne
Liz Claiborne accounted for $3,823,000 and $7,350,000 or 39%, and 96% of the Licensing Business’ revenues for the years ended December 31, 2010 and 2009, respectively.   For the six months ended June 30, 2011 and 2010 (unaudited), Liz Claiborne accounted for total revenues of $2,123,000 and $1,766,000 or 37% and 50%, respectively.

QVC
The Licensing Business relies on QVC directly and indirectly for a majority of its revenue.  This includes all of the revenue recognized from the QVC and from LC/QVC.  The royalty income the Licensing Business receives from LC in accordance with LC Agreement 2 is dependent on QVC.  The combined revenue dependent on QVC accounts for $7,449,000 or 76% for the year ended December 31, 2010. The combined revenue dependent on QVC accounts for $4,601,000 and $2,348,000 or 80% and 58% for the six months ended June 30, 2011 and 2010 (unaudited), respectively.

6.	Income Taxes

The income tax provision as shown in the statements of operations includes the following:

	Six Months Ended June 30, 2011 (unaudited)		Year Ended December 31,
	2011	2010	2010	2009

City income taxes	$96,000	$62,000	$222,000	$181,000

IM LICENSING BUSINESS (A Division of IM Ready-Made, LLC)
Notes to the Financial Statements

7.	Subsequent Events

Management has performed an evaluation of subsequent events through December 13, 2011, the date of issuance of the financial statements, noting the following material events:

On May 19, 2011, Xcel Brands, Inc. (“Xcel”) and IM Brands, a wholly-owned subsidiary of Xcel (together, the “Buyers”), entered into an asset purchase agreement, as amended (the “Purchase Agreement”), with IM Ready, Isaac Mizrahi and Marisa Gardini, pursuant to which the Buyers acquired certain assets of IM Ready, including (i) the “Isaac Mizrahi” brands (including the trademarks and brands “Isaac Mizrahi New York”, “Isaac Mizrahi” and “IsaacMizrahiLIVE”) (collectively, the “IM Trademarks”), (ii) the license agreements between IM Ready and certain third parties related to the IM Trademarks (together with the IM Trademarks, the “Isaac Mizrahi Business”), (iii) design agreements with Liz Claiborne and QVC to design the “Liz Claiborne New York” brand for sale exclusively at QVC and (iv) computers, design software, and other assets related to the licensing and design of the IM Trademarks and the design of the Liz Claiborne New York brand.  The parties consummated the asset purchase contemplated by the Purchase Agreement on September 29, 2011.

Pursuant to an agreement between IM Ready and Earthbound (the “Earthbound Agreement”), Earthbound had certain rights related to the IM Trademarks and provided certain design services for IM Ready.  In connection with the consummation of the acquisition by Xcel of the Licensing Business, Xcel and Earthbound entered into a contribution agreement (the “Contribution Agreement”) pursuant to which, on the Closing Date, Earthbound contributed to Xcel (i) the Earthbound Agreement and (ii) certain assets relating to the operation of the Isaac Mizrahi Business including archives, designs, certain intellectual property rights, software and equipment (the “Earthbound Assets”).

Additionally, IM Ready and Earthbound entered into a Services Agreement pursuant to which Earthbound provided transitional services to IM Ready prior to the closing of the Purchase Agreement, and for which Earthbound received from IM Ready $600,000 in cash on the Closing Date and IM Ready agreed to pay to Earthbound an additional payment of $1,500,000 (the “Future Payment”), with such amount payable over the next five years. Xcel assumed the obligations related to the Future Payment from IM Ready upon its acquisition of the Licensing Business.

Pursuant to the Purchase Agreement, at the closing, Xcel delivered (i) to IM Ready (a) $9,673,568 in cash, (b) a promissory note (the “Seller Note”) in the principal amount of $7,377,432 and (c) 2,759,000 shares of common stock of Xcel, and (ii) to an escrow agent $500,000 that the escrow agent will pay to IM Ready upon resolution of certain obligations of IM Ready and Mizrahi (together, the “Closing Consideration”).  The Xcel also pre-paid $122,568 of interest on the Seller Note on the Closing Date and agreed to include up to 1,200,000 of the shares of the IM Ready Stock Consideration in the registration statement which Xcel has agreed to file to register for resale of the Shares and Warrant Shares of the Investors.